UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 04, 2022

Cars.com Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37869	81-3693660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Riverside Plaza
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 601-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 4, 2022, Cars.com Inc. (“CARS”) appointed Sonia Jain, as Chief Financial Officer effective October 17, 2022. Jandy Tomy will step down as Interim Chief Financial Officer and will serve as Executive Vice President of Finance and Treasurer, effective as of October 17, 2022.

Sonia, age 43, has over 15 years of retail, technology, and financial management experience. Sonia rejoins CARS from Convoy Inc., where she served as Chief Financial Officer from April 2022 to September 2022. Before joining Convoy Inc., Sonia served as Chief Financial Officer of CARS from July 2020 to April 2022. Before her initial tenure at CARS, Sonia served as Chief Financial Officer of Redbox Automated Retail LLC, overseeing finance, treasury, strategy & analytics, and M&A activities from September 2016 to June 2020. Sonia served as Vice President, Finance & Treasurer of Outerwall, Inc. from August 2012 to September 2016, as Senior Director Corporate Finance & Treasurer from May 2011 to August 2012, and as Director of Corporate Finance from August 2010 to May 2011. Sonia was an investment banker at Morgan Stanley from August 2007 to August 2010 and a consultant at McKinsey & Company from September 2003 to August 2005. Sonia received a B.S. in Electrical Engineering from Princeton University, an M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology, and an M.B.A. from Harvard Business School.

In connection with Sonia's appointment as Chief Financial Officer, CARS entered into an offer letter with Sonia (the “Offer Letter”) setting forth the terms of her employment and compensation. Pursuant to the Offer Letter, Sonia's base salary will be $550,000, and she is eligible to participate in CARS Short-Term Incentive Plan (“STIP”) which enables her to earn an annual cash performance bonus calculated at a target of 110% of her base salary. CARS will recommend that the Compensation Committee grant Sonia annual equity awards under CARS Long-Term Incentive Plan (“LTIP”) with an aggregate target value equal to $1,787,500 for 2023, comprised of approximately 50% performance-based restricted stock units (“PSUs”) and 50% time-based restricted stock units (“RSUs”).

The Offer Letter provides for certain compensation to be provided to Sonia in 2022 in the form of equity awards and a cash bonus, designed primarily to make her whole for compensation that she forfeited when she previously departed CARS as follows:

1.

CARS will recommend that the Compensation Committee approve a one-time grant of 174,960 RSUs;

2.
CARS will recommend that the Compensation Committee approve a prorated annual equity award of RSUs and PSUs equal to 59,300 Units, comprised of approximately 50% PSUs and 50% RSUs; and

3.
a prorated annual cash performance bonus encompassing Sonia's initial employment with CARS from January 1, 2022 through April 15, 2022, as well as her service from October 17, 2022 through December 31, 2022.

Sonia's equity awards will be subject to the terms and conditions of the Cars.com Inc. Omnibus Incentive Compensation Plan and

Clawback Policy.

Upon Board approval, Sonia will be eligible to participate in the Executive Severance Plan and Change in Control Severance Plan. Sonia will also be eligible to participate in all customary CARS employee benefit plans and programs made available to Senior Executive Officers. Sonia has agreed to observe the Company’s standard confidentiality and restrictive covenant agreement and her employment is at-will and may be terminated at any time for any reason.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

There is no family relationship between Sonia and any director or executive officer of CARS, and she has no direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 4, 2022, Cars.com Inc. issued a press release announcing the appointment of Sonia Jain as Chief Financial Officer, effective October 17, 2022. A copy of the press release is being furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Offer Letter

99.1	Cars.com Inc. Press Release, dated October 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cars.com Inc.

Date:	October 4, 2022	By:	/s/ Angelique Strong Marks
Angelique Strong Marks Chief Legal Officer